UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2018

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2018, Cinedigm Corp. (the “Company”) entered into a Loan, Guaranty and Security Agreement, dated as of March 30, 2018, by and between the Company, East West Bank (“EWB”) and the Guarantors named therein, which are certain subsidiaries of the Company (the “Loan Agreement”). The Loan Agreement provides for a credit facility (the “Credit Facility”) consisting of a maximum of $19,000,000 in revolving loans at any one time outstanding and having a maturity date of March 31, 2020, which may be extended for two successive periods of one year each at the sole discretion of EWB so long as certain conditions are met.

Advances under the Credit Facility will bear interest on the outstanding daily balance at a rate equal to, at Cinedigm’s option, either (i) 0.50% above the Prime Rate or (ii) 3.25% above EWB’s one month London Interbank Offered Rate. The proceeds of the Credit Facility will be used for: repayment at closing of existing indebtedness under the Company’s Second Amended and Restated Credit Agreement, dated as of April 29, 2015, among the Company, the Lenders party thereto, Société Générale, as Administrative Agent, and OneWest Bank, FSB, as Collateral Agent, as amended; the acquisition and/or distribution of content; the payment of interest, legal fees and bank fees; and working capital needs and general corporate purposes. The Loan Agreement contains customary covenants, representations and warranties and events of default.

The Loan Agreement also requires certain of the Company’s existing and future direct and indirect domestic subsidiaries (the "Guarantors"), to guarantee the obligations thereunder. Subject to certain customary exceptions, all such obligations are to be secured by a first priority perfected security interest in all of the collective assets of the Company, other than the Company’s deployment assets, and the Guarantors. In addition to the Loan Agreement, such security interests are evidenced by Trademark Security Agreements dated as of March 30, 2018 by and between EWB and each of the Company, Cinedigm Entertainment Corp. and Vistachiara Productions, Inc. (collectively, the “Trademark Security Agreements”), Copyright Security Agreements dated as of March 30, 2018 by and between EWB and each of the Company, Cinedigm Home Entertainment, LLC, Cinedigm Entertainment Corp. and Vistachiara Productions, Inc. (collectively, the “Copyright Security Agreements”), and a Patent Security Agreement dated as of March 30, 2018 by and between EWB and the Company (the “Patent Security Agreement”).

The foregoing descriptions of the Loan Agreement, the Trademark Security Agreements, the Copyright Security Agreements and the Patent Security Agreement are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.1, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 to this Form 8-K and are incorporated herein by reference.

A press release announcing the Credit Facility was issued on April 2, 2018 and is filed as Exhibit 99.1 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Trademark Security Agreement dated as of March 30, 2018 by and between the Company and East West Bank.

4.2	Trademark Security Agreement dated as of March 30, 2018 by and between Cinedigm Entertainment Corp. and East West Bank.

4.3	Trademark Security Agreement dated as of March 30, 2018 by and between Vistachiara Productions, Inc. and East West Bank.

4.4	Copyright Security Agreement dated as of March 30, 2018 by and between the Company and East West Bank.

4.5	Copyright Security Agreement dated as of March 30, 2018 by and between Cinedigm Home Entertainment, LLC and East West Bank.

4.6	Copyright Security Agreement dated as of March 30, 2018 by and between Cinedigm Entertainment Corp. and East West Bank.

4.7	Copyright Security Agreement dated as of March 30, 2018 by and between Vistachiara Productions, Inc. and East West Bank.

4.8	Patent Security Agreement dated as of March 30, 2018 by and between the Company and East West Bank.

10.1	Loan, Security and Guaranty Agreement, dated as of March 30, 2018, by and between the Company, East West Bank and the Guarantors named therein.

99.1	Press release of the Company dated April 2, 2018.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 3, 2018

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President of Digital Cinema, General Counsel & Secretary